UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
March 18, 2008
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
BLUE NILE, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE	000-50763	91-1963165

(STATE OR OTHER JURISDICTION	(COMMISSION FILE	(I.R.S. EMPLOYER
OF INCORPORATION)	NUMBER)	IDENTIFICATION NO.)
705 FIFTH AVENUE SOUTH, SUITE 900, SEATTLE, WASHINGTON, 98104
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)
(206) 336-6700
REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE
N/A
(FORMER NAME OR FORMER ADDRESS IF CHANGED SINCE LAST REPORT)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
As previously disclosed on Blue Nile Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 10, 2008, Robin Easton resigned his position as Blue Nile’s Chief Financial Officer effective March 31, 2008 (the “Separation Date”).
On March 18, 2008, Blue Nile entered into a Separation Agreement (the “Agreement”) with Easton. In accordance with the terms of the Agreement, conditioned upon Easton’s continued performance of his obligations under the Agreement, he will receive two months’ salary, payable in the form of salary continuation. The Agreement further provides that: (i) Easton is entitled to certain COBRA coverage under the Company’s group health plans after the Separation Date to the extent he timely elects and remains eligible for such coverage, (ii) Easton’s participation in all equity compensation, incentive compensation and all other compensation and benefits plans, programs and agreements shall terminate effective as of the Separation Date and (iii) Easton is not entitled to any compensation and benefits from and after the Separation Date except as provided in the Agreement, and the terms of the Blue Nile 401(k) Plan. In the Agreement, Easton also provided a general release of claims against the Company.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
10.1	Severance Agreement between Blue Nile, Inc. and Robin Easton, dated March 18, 2008

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE NILE, INC.

By: /s/ Diane M. Irvine Diane M. Irvine
President and Chief Executive Officer
Dated: March 24, 2008